Exhibit 99.1

                         DELTA WOODSIDE INDUSTRIES, INC.

                            LONG TERM INCENTIVE PLAN

OBJECTIVE

The objective of the Long Term Incentive Plan (this "Plan" or the "Plan") of Delta Woodside Industries, Inc. (the "Company") is to reward the key executives of the Company (including its subsidiaries) and the non-employee directors of the Company for increasing shareholder value through the growth of the Company's stock price, profitability and/or return on capital employed. The Plan is intended to reward the achievement of projected and better-than-projected stock price increases and/or financial results. It is also intended to assist in the attraction and retention of key executives and to provide them with a significant retirement vehicle.

ADMINISTRATION

The Plan will be administered by a special committee (the "Long Term Plan Committee") of the Company's Board of Directors that includes those members of the Company's Compensation Committee who are "outside directors," as that term is defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code (or any successor provision) ("Section 162(m)").

Near the beginning of each fiscal year of the Company (or, in the case of Fiscal Year 1998, the commencement of this Plan), the Company's chief executive officer (the "CEO") will present for Long Term Plan Committee consideration a recommendation for that fiscal year as to:

     o    Plan participants

     o The performance period or periods to be used for awards (which shall be at least three years)

     o The performance measurement goals for each performance period to be used for awards under the Plan

     o    Awards to be made under the Plan

The Long Term Plan Committee has the authority to and will, in its sole discretion, establish and administer the awards and the performance measurement goals to be used in connection with awards, and certify the degree to which, if at all, such measurement goals are attained. The Long Term Plan Committee also has the authority to interpret the Plan, and to establish, revise or rescind rules and regulations relating to the Plan. Among other matters, the Long Term Plan Committee shall have complete authority to: (i) select the key executives and non-employee directors who will participate in the Plan; (ii) within the limits established herein, determine the terms of each award to be granted to each such key executive and director and, if desired, amend such terms; (iii) prescribe the form of instrument(s) evidencing awards and the form of instrument(s) evidencing options granted under this Plan; (iv) determine the time or times at which awards shall be granted;


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(v) make special grants of awards when determined to be appropriate; and (vi)
make all other determinations necessary or advisable for the administration of this Plan.

Any action that the Long Term Plan Committee is authorized to take may be taken without a meeting if all the members of the Committee sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Company or by resolution of the Committee.

The Long Term Plan Committee may designate selected Board members or certain employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents including awards and options on behalf of the Committee; subject in each such case to the requirements of Section 162(m) of the Internal Revenue Code (or any successor provision).

No member of the Board or Long Term Plan Committee shall be liable for any action taken or determination made in good faith.

PARTICIPATION AND AWARDS

Participation in the Plan is limited to the key executives of the Company (including its subsidiaries) (whether or not executive officers of the Company or any of its subsidiaries) who, in the opinion of the Long Term Plan Committee, have the greatest impact on the Company's long-term performance and are selected by the Long Term Plan Committee and those non-employee directors of the Company who are selected by the Long Term Plan Committee. Awards may be granted under the Plan to a key executive only for a reason connected with a key executive's employment.

Each award will set forth potential bonus values, which will be expressed as varying percentages of the participant's base salary (in the case of a key executive) or director fees (in the case of a non-employee director) in effect as of the beginning of the fiscal year of the award grant. The actual bonus value earned will depend on the achievement of goals over the performance period, and (where applicable) in accordance with the measurement weighting, selected by the Long Term Plan Committee.

After the initial grant of awards in a fiscal year, the Long Term Plan Committee may during that fiscal year grant additional awards to one or more other employees or other non-employee directors, with such provisions as the Long Term Plan Committee deems appropriate.

MEASUREMENTS THAT DETERMINE AWARD BONUS VALUES

The Company's results over the applicable performance period will be compared to the measurement goals established by the Long Term Plan Committee for the participants. Where applicable, as between individuals the weighting of measurements may vary due to the Long Term Plan Committee's opinion as to the respective individuals' specific impact on the measurements. The measurements will include (a) average annual stock price performance as compared to the peer


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group of publicly traded companies used for purposes of the most recent performance graph contained in a proxy statement of the Company, (b) average annual increase in net income per share and (c) average annual increase in return on capital employed, except that the measurement described in clause (a) shall be the only measurement applicable to the plan participants who are the senior executive officers (including the "covered employees" for purposes of Section 162(m)) or non-employee directors of the Company.

Upon the grant of awards by the Long Term Plan Committee, each participant will be advised in writing by the Committee of his or her participation, the potential bonus values of the award and the measurements and measurement goals used.

EMPLOYMENT TERMINATION PROVISIONS WITH RESPECT TO AWARDS

With respect to key executive participants, participants who terminate employment with the Company (including its subsidiaries) prior to the end of the applicable performance period for an award due to death, permanent and total disability or (in the case of any employee whose age is at least 62 at the time of award grant) retirement will receive the bonus value of their award according to the normal terms of the award (or, in the case of an employee who is not a "covered employee" for purposes of Section 162(m), sooner if the Long Term Plan Committee so determines).

With respect to key executive participants, any other employment termination (whether voluntary or involuntary) prior to the end of the applicable performance period will result in forfeiture of the applicable awards. The Long Term Plan Committee may, however, in its discretion, in the case of an employee who is not a "covered employee" for purposes of Section 162 (m), allow the bonus value of such awards to be received according to the normal terms of the award or sooner.

With respect to non-employee director participants, participants whose service as director terminates prior to the end of the applicable performance period for an award due to death, permanent and total disability or (in the case of any non-employee director whose age is at least 62 at the time of award grant) retirement will receive the bonus value of their award according to the normal terms of the award (or sooner if the Long Term Plan Committee so determines).

With respect to non-employee director participants, any other termination of service as a director (whether voluntary or involuntary) prior to the end of the applicable performance period will result in forfeiture of the applicable awards. The Long Term Plan Committee may, however, in its discretion allow the bonus value of such awards to be received according to the normal terms of the award or sooner.

GRANTS OF OPTIONS

At the end of the applicable performance period, results will be calculated and presented to the Long Term Plan Committee for certification. The Long Term Plan Committee will certify in writing the extent to which, if any, the applicable performance measurement goal or goals have been satisfied


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and the Bonus Value Earned, if any, of each participant based on these results.
The results will then be given to the participants.

Upon certification by the Long Term Plan Committee of these results, the Company will grant options for the Company's common stock (at an exercise price equal to 50% of the then market value of the stock) to each participant with a Bonus Value Earned, based on the following formula:

     Participant's Salary (in the case of a key executive participant) or director's fee (in the case of a non-employee director participant) (at beginning of fiscal year of original award) X Target % X (Measurement 1 Weighting % X Measurement 1 Performance Level) + (Measurement 2 Weighting % X Measurement 2 Performance Level) + (Measurement 3 Weighting % X Measurement 3 Performance Level) X 0.62 = Bonus Value Earned.

     In no event may the aggregate Bonus Value Earned by any participant in any fiscal year of the Company exceed $350,000.

     The number of shares to be covered by the options so granted will be determined by dividing the difference between the market value per share of the stock on the date of option grant and the exercise price per share into the Bonus Value Earned. Fractional shares shall be rounded up to the next whole number. The participant will be promptly notified of the options that have been granted to him or her under the Plan.

The stock to be offered under this Plan, upon exercise of options, may be authorized but unissued shares, shares previously issued and thereafter acquired by the Company, or any combination thereof.

The maximum aggregate number of shares of the Company's common stock that may be issued pursuant to options granted under the Plan is 1,000,000. The maximum number of shares of the Company's common stock that may be covered by options granted under the Plan in any fiscal year of the Company to any single participant is 120,000. Provided that the adjustment does not cause compensation payable under this Plan to lose its deductibility under Section 162(m), these numbers of shares shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated below and occurring after the adoption of this Plan. The Long Term Plan Committee will maintain records showing the cumulative total of all shares subject to options outstanding under this Plan.

If an option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.

Provided that the adjustment does not cause compensation payable under this Plan to lose its deductibility under Section 162(m), in the event of a stock dividend, recapitalization, merger,


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reorganization, consolidation, stock split-up, stock consolidation or any other change in the capitalization of the Company, the shares available for purposes of this Plan or an award or subject to options hereunder shall be correspondingly increased, diminished or changed, so that by exercise of an option the participant shall receive, without change in aggregate purchase price, securities, as so increased, diminished or changed, comparable to the securities he or she would have received if he or she had exercised the option prior to such event and had continued to hold the common stock so purchased until affected by such event.

Adjustments under this provision shall be made by the Long Term Plan Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

EXERCISE OF OPTIONS

Options can be exercised for up to ten years from the date of option grant. No option can be exercised until one year after option grant. An option then becomes exercisable to the extent of 33 1/3% of the shares covered thereby per year. With respect to any key executive participant, if, following the grant of option(s) under this Plan, the participant's employment with the Company (including its subsidiaries) terminates due to death, permanent and total disability or retirement, then all previously unexercisable options shall become immediately exercisable. With respect to any key executive participant, if the participant's employment with the Company (including its subsidiaries) shall terminate for any other reason, all options that have not yet become exercisable shall be forfeited (unless, with respect to an employee who is not a "covered employee" for purposes of Section 162(m), the Long Term Plan Committee determines otherwise). With respect to any non-employee director participant, if, following the grant of option(s) under this Plan, the participant's service as a director of the Company terminates due to death, permanent and total disability or retirement, then all previously unexercisable options shall become immediately exercisable. With respect to any non-employee director, if the participant's service as a director of the Company shall terminate for any other reason, all options that have not yet become exercisable shall be forfeited (unless the Long Term Plan Committee determines otherwise).

Each option granted under this Plan shall be deemed exercised when the holder
(a) shall indicate the decision to do so in writing delivered to the Company,
(b) shall tender to the Company payment in full in cash (or if the Long Term Plan Committee so determines at the time of award grant, in shares of the Company's common stock) of the exercise price for the shares for which the option is exercised, (c) shall tender to the Company payment in full in cash of the amount of all federal and state withholding or other employment or self-employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise and (d) shall comply with such other reasonable requirements as the Long Term Plan Committee may establish.

No person shall have any of the rights of a shareholder with reference to shares subject to an option until a certificate for the shares has been delivered.


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An option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an option shall not affect the right to exercise the option from time to time in accordance with this Plan for the remaining shares subject to the option.

No certificate for shares shall be executed and delivered upon exercise of an option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the common stock of the Company may, at the time, be listed.

In the case of the exercise of an option by a person or estate acquiring the right to exercise the option by bequest or inheritance, the Long Term Plan Committee may require reasonable evidence as to the ownership of the option and may require such consent and releases of taxing authorities as it may deem advisable.

CASH BONUS UPON OPTION EXERCISE FOR TAX PROTECTION

One of the objectives of the Plan is to give key executives and non-employee directors a way to participate in the equity growth of the Company without being forced by income taxation to sell the stock acquired upon exercise of options granted under this Plan. In connection with the exercise of an option granted under the Plan, the Company will pay the participant such cash bonus as is estimated to provide the participant with sufficient cash to pay his or her federal and state income taxes attributable to the option exercise and to such cash bonus. For each participant who is a "covered employee" for purposes of
Section 162(m), such cash bonus shall be calculated using an assumed 38% income tax rate.

TERMINATION OF OPTIONS

An option granted under this Plan shall be considered terminated in whole or in part to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for any shares originally subject to the option. The shares subject to any option, or portion thereof, that terminates shall no longer be charged against the aggregate share limitation provided above in this Plan and may again become shares subject to the Plan.

SALE OF STOCK ACQUIRED UPON OPTION EXERCISE

If the participant desires to sell any stock acquired upon exercise of an option granted under this Plan, the Company will have the right of first refusal (exercisable within 5 business days after notice) to acquire such stock at the closing market price on the date of such notice. All certificates for stock acquired upon exercise of options granted under the Plan will bear a legend to this effect.


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NO RIGHT TO EMPLOYMENT

Neither the adoption of this Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, (a) shall confer upon any key executive participant under this Plan any right to continue in the employ of the Company or any of its subsidiaries, or shall in any way affect the right and power of the Company or any of its subsidiaries to terminate the employment of any such participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company or such subsidiary might have done if this Plan had not been adopted or (b) shall confer upon any non-employee director participant under this Plan any right to continue as a director of the Company, or shall in any way affect the right and power of the Company to terminate the service as a director of any such participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if this Plan had not been adopted.

USE OF PROCEEDS

The proceeds received by the Company from the sale of shares pursuant to options granted under this Plan shall be used for general corporate purposes as determined by the Board.

INDEMNIFICATION OF LONG TERM PLAN COMMITTEE

In addition to such other rights of indemnification as they may have as members of the Board, the members of the Long Term Plan Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award or option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

EFFECTIVE DATE OF THE PLAN

This Plan shall be effective on the date that it is approved by the holders of a majority of the Company's shares of common stock voting on the issue.

DURATION OF THE PLAN

Unless previously terminated by the Board and the Long Term Plan Committee, this Plan shall terminate ten years after its commencement, and no award shall be granted under it thereafter, but


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such termination shall not affect any award theretofore granted under the Plan or any option theretofore granted (or subsequently granted as a result of any award theretofore granted) under the Plan.

PLAN AMENDMENT

This Plan may be amended from time to time or terminated by approval of the Long Term Plan Committee and the Board of Directors of the Company.

TRANSFERABILITY OF AWARDS AND OPTIONS

Neither any award nor any option granted under the Plan is transferable by the participant, except by will or the laws of descent and distribution.

SECTION 162(m)

This Plan and its operation are intended to satisfy the requirements of Section 162(m) with respect to permitting the deductibility of compensation for those participants who are "covered employees" for purposes of Section 162(m). In the event that any provision of this Plan or an award or option granted under this Plan does not so satisfy Section 162(m), that provision shall be deemed amended to the extent necessary to satisfy Section 162(m).

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                                                               Exhibit 99.2

                 DELTA WOODSIDE INDUSTRIES, INC.


                    INCENTIVE STOCK AWARD PLAN

     DELTA WOODSIDE INDUSTRIES, INC., a South Carolina corporation with its principal offices in Greenville, South Carolina (the "Company"), has duly adopted the following plan (the "Plan").
                            ARTICLE I
                             THE PLAN
Sec. 1.1  NAME
     This Plan shall be known as the "Incentive Stock Award Plan".
Sec. 1.2  PURPOSES
     The purposes of the Plan are to establish or increase the equitable ownership in the Company by key and middle level management employees of the Company and/or its subsidiaries and to provide incentives to key and middle level management employees of the Company and/or its subsidiaries through the prospect of such stock ownership. By thus achieving ownership or the prospect of ownership of the Company's shares by such employees the Company expects to attract, retain and motivate exceptionally well qualified and competent individuals in key and middle level management positions. It is upon such individuals and their judgment, initiative and leadership that the Company depends.
                            ARTICLE II
                           PARTICIPANTS
Sec. 2.1  ELIGIBILITY
     Any officer or other key management employee or middle level management employee of the Company or any subsidiary shall be


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eligible to receive an Incentive Stock Award; provided, however, that any person who beneficially owns 5% or more of the Company's outstanding common stock shall not be eligible to participate in the Plan.

                           ARTICLE III
                          ADMINISTRATION

Sec. 3.1  SELECTION OF AWARDS
     The Board of Directors (the "Board") of the Company shall have the authority from time to time to select Participants who are to receive Incentive Stock Awards and the number of shares to be awarded under each such Award; provided, however, that, if the Board includes members who are not "disinterested persons" (as defined in Rule 16b-3 promulgated under the Securities Exchange
Act of 1934, as amended, or any applicable successor rule or regulation, then all authority of the Board under the Plan shall be exercised by a committee of the Board (the "Committee") composed solely of individuals who are "disinterested persons"
(as so defined).
Sec. 3.2  INTERPRETATION OF PLAN
     The Board (or Committee, as applicable) shall have full authority to interpret and administer the Plan and to determine and interpret the terms and conditions of each Incentive Stock Award Agreement.

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                            ARTICLE IV
           SHARES ELIGIBLE TO BE GRANTED UNDER THE PLAN
Sec. 4.1  NUMBER OF SHARES
     Subject to the provisions hereof pertaining to anti-dilution, the aggregate number of shares of common stock of the Company which may be awarded under the Plan shall not exceed 300,000 shares. Such shares may be either shares previously issued and thereafter acquired by the Company or they may be authorized but unissued shares. Any shares covered by an Award (or portion thereof) which have been forfeited pursuant to the provisions of the applicable Incentive Stock Award Agreement may again become available for the purposes of the Plan. Sec. 4.2 ANTI-DILUTION
     In the event that the outstanding shares of common stock of the Company hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, or cash or other property, by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:
          (a) the aggregate number and kind of shares subject to Awards which shall have been or may thereafter be granted hereunder shall be adjusted appropriately; and
          (b) the new, additional or different shares and securities and the cash and other property into which the shares subject to outstanding Awards would have been converted (had the

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shares covered by such Awards been outstanding) shall be considered to be property granted by and subject to the Awards and shall be subject to all of the herein provided conditions and restrictions applicable to such Awards and the shares subject to such Awards.
     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board (or Committee, as applicable), and any such adjustment may provide for the elimination of fractional share or security interests.
                            ARTICLE V
                              AWARD
Sec.  5.1  AWARD GRANT
     The Board (or Committee, as applicable) shall determine from time to time who is to be a Participant and the number of shares to be awarded. Such determination shall be recorded in the appropriate minutes of the meeting.
Sec. 5.2  INCENTIVE STOCK AWARD AGREEMENT
     A Participant shall be entitled to receive an Incentive Stock Award only upon execution of an Incentive Stock Award Agreement with the Company. Such Incentive Stock Award Agreement shall be substantially in the form attached hereto but may be modified from time to time by the Board (or Committee, as applicable) consistent with the terms of this Plan.

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Sec. 5.3  CASH PURCHASE PRICE OF STOCK
     The cash purchase price to be paid by each Participant in connection with receiving shares covered by an Award (or portion thereof) which has vested pursuant to the provisions of an Incentive Stock Award Agreement shall be $0.01 per share and such sum shall be payable prior to issuance to the Participant of the certificate(s) representing such shares.
Sec. 5.4  FORFEITURE OF AN AWARD (OR PORTION THEREOF)
     The Incentive Stock Award Agreement shall set forth the circumstances under which the Award granted thereby (or portion thereof) shall be forfeited. These circumstances (i) may include the termination of employment of the Participant with the Company or any subsidiary thereof, for any reason other than death, retirement or permanent total disability, prior to the date set forth in the Incentive Stock Award Agreement when the Award (or relevant portion thereof) shall vest, and (ii) may include such additional circumstances as may be deemed appropriate by the Board (or Committee, as applicable). The forfeiture circumstances may vary among the shares covered by an Award. In the event an Award (or portion thereof) shall be forfeited pursuant to the terms of the applicable Incentive Stock Award Agreement, the Participant shall immediately have no further rights under such Award (or portion thereof) or in the shares covered thereby.

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Sec. 5.5  VESTING OF AN AWARD (OR PORTION THEREOF)
          (a) The Incentive Stock Award Agreement shall set forth the circumstances under which the Award granted thereby (or portion thereof) shall vest. These circumstances (i) may include the Participant being an employee with the Company or any subsidiary on the date set forth in the Incentive Stock Award Agreement, and (ii) may include such additional circumstances as may be deemed appropriate by the Board (or Committee, as applicable). The vesting circumstances may vary among the shares covered by an Award.
          (b) In the event an Award (or portion thereof) shall vest pursuant to the terms of the applicable Incentive Stock Award Agreement, the Company shall issue and deliver, or cause to be issued and delivered, to the Participant or his or her legal representative, free from any legend and any other restriction (other than those required by federal or state securities laws or any other applicable law), certificate(s) for the number of shares covered by the vested portion of the Award, subject to receipt by the Company of the cash purchase price described in Section 5.3 above. In addition, at or about such time the Company shall pay the Participant in cash an amount which will be approximately sufficient, after the payment of all applicable federal and state income taxes, to pay the federal and state income taxes which the Participant will incur by virtue of the vesting of such Award (or portion thereof).

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          (c) No stock certificate shall be delivered to a Participant or his or her legal representative as hereinabove provided unless and until the Participant or his or her legal representative shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Participant resulting from the vesting of such Award (or portion thereof).
Sec. 5.6  NO RIGHTS AS SHAREHOLDER
     Until the issuance and delivery to the Participant of certificate(s) for such shares by reason of the vesting of an Award (or portion thereof) and payment of the applicable cash purchase price, the Participant shall have none of the rights of a shareholder with respect to the shares covered by an Award.
                            ARTICLE VI
                        STOCK CERTIFICATE
Sec. 6.1  STOCK CERTIFICATES
     The Company shall not be required to issue or deliver, or cause to be issued or delivered, any certificate of stock pursuant to an Incentive Stock Award Agreement executed hereunder, prior to fulfillment of all of the following conditions:
          (a) the admission of such shares to listing on any over-the-counter markets and stock exchanges on which the Company's stock is then traded or listed;
          (b) the completion of any registration or other qualification of such shares under any federal or state law or


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under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board (or Committee, as applicable) in its sole discretion deems necessary or advisable;
          (c) the obtaining of any approval or other clearance from any federal or state governmental agency which the Board (or Committee, as applicable) shall in its sole discretion determine to be necessary or advisable; and
          (d) the lapse of such reasonable period of time following the vesting of an Award (or portion thereof) as the Board (or Committee, as applicable) from time to time may establish for reasons of administrative convenience.
                           ARTICLE VII
         TERMINATION, AMENDMENT AND MODIFICATION OF PLAN
Sec. 7.1  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN
     The Board (or Committee, as applicable) may at any time and from time to time and in any respect amend, modify or terminate the Plan; provided, however, that no such action of the Board (or Committee, as applicable) without approval of the shareholders of the Company may:
          (a) increase the total number of shares of common stock covered by the Plan except as contemplated in Section 4.2 hereof; or
          (b) change the $0.01 per share cash purchase price under Section 5.3;


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provided further, that no termination, amendment or modification of the Plan shall in any manner, without the consent of the Participant, affect any Award theretofore granted under the Plan.
                           ARTICLE VIII
                          MISCELLANEOUS
Sec. 8.1  EMPLOYMENT
     Nothing in this Plan or in any Award granted hereunder or in any Incentive Stock Award Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company or any subsidiary.
Sec. 8.2  OTHER COMPENSATION PLANS
     The adoption of this Plan shall not affect any other incentive or other compensation plans in effect for the Company or any subsidiary, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any subsidiary.
Sec. 8.3  PLAN BINDING ON SUCCESSORS
     This Plan shall be binding upon the successors and assigns of the Company. Sec. 8.4 SINGULAR, PLURAL; GENDER; HEADINGS
     Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. The headings in this Plan or any Incentive Stock Award Agreement are and shall be for reference purposes only and shall not affect the meaning or interpretation hereof or thereof.

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


Sec. 8.5  AWARD NOT TRANSFERABLE
     A Participant shall have no right to transfer, assign or hypothecate an Award or, until the portion of an Award covering such shares shall vest, the shares covered by an Award, other than by will or the laws of descent and distribution, and the rights of any purported owner, holder, pledgee or any other person in possession of or claiming any right in such Award or shares shall at all times be subject to the provisions of this Plan and the applicable Incentive Stock Award Agreement.

                                                              Exhibit 99.3

           DELTA WOODSIDE INDUSTRIES, INC. INCENTIVE STOCK AWARD PLAN


                         INCENTIVE STOCK AWARD AGREEMENT





                                  (Participant)




                                 (Date Of Award)

                         DELTA WOODSIDE INDUSTRIES, INC.
                         INCENTIVE STOCK AWARD AGREEMENT

     THIS AGREEMENT, executed as of , 199 , by and between DELTA WOODSIDE INDUSTRIES, INC., a South Carolina corporation (the "Company"), and (the "Participant"), evidences the grant by the Company on said date of an Award of the right to purchase an aggregate of shares of common stock of the Company pursuant and subject to the provisions of the Company's Incentive Stock Award
Plan and this Agreement.
Sec. 1.  CASH PURCHASE PRICE
     The cash purchase price of the common stock subject to this Award shall be $0.01 per share.
Sec. 2.  ANTI-DILUTION
     In the event that the outstanding shares of common stock of the Company hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, or cash or other property, by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend, the new, additional or different shares and securities and the cash and other property into which the shares subject to this Agreement would have been converted (had the shares covered by this Agreement been outstanding) shall be considered to be property granted by and subject to this Agreement and shall be subject to all of the herein provided conditions and restrictions applicable to the Award granted by this Agreement and the shares subject to this Agreement.
Sec. 3.  NON-TRANSFERABILITY OF RIGHTS
     The Participant shall have no right to transfer, assign or hypothecate any of the Participant's rights under this Agreement or, until the portion of the Award granted hereby covering such shares shall vest, the shares covered by the Award granted hereby, other than by will or the laws of descent and distribution, and such rights shall be exercisable during Participant's lifetime only by the Participant.
Sec. 4.  FORFEITURE OF AWARD (OR PORTION THEREOF)
     Upon the occurrence of the following circumstances prior to the vesting of the Award (or portion thereof, as applicable), the Award (or portion thereof, as applicable) of shares set forth in this Agreement shall forfeit, and the Participant shall immediately have no further rights under such Award (or portion thereof) or in the shares covered thereby:
     [To be provided by Board (or committee, as applicable).]
Sec. 5.  VESTING OF AWARD (OR PORTION THEREOF)
     Upon the occurrence of the following circumstances, the Award (or portion thereof, as applicable) of shares set forth in this Agreement shall vest:
     [To be provided by Board (or committee, as applicable).]
     In the event the Award (or portion thereof) set forth in this Agreement shall vest pursuant to the terms of this Agreement, the Company shall issue and deliver, or cause to be issued and delivered, to the Participant or his or her legal representative, free from any legend and any other restriction (other than those required by federal or state securities laws or any other applicable law), certificate(s) for the number of shares covered by the vested portion of the Award, subject to the receipt by the Company of the cash purchase price described in Section 1 above. In addition, at or about such time the Company shall pay the Participant in cash an amount which will be approximately sufficient, after the payment of all applicable federal and state income taxes, to pay the federal and state income taxes which the Participant will incur by virtue of the vesting of such Award (or portion thereof).
     No stock certificate shall be delivered to the Participant or his or her legal representative as hereinabove provided unless and until the Participant or his or her legal representative shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Participant resulting from the vesting of such Award (or portion thereof).
Sec. 6.  NO RIGHTS AS SHAREHOLDER
     Until the issuance and delivery to the Participant of certificate(s) for such shares by reason of the vesting of the Award set forth in this Agreement (or portion thereof) and payment of the applicable cash purchase price, the Participant shall have none of the rights of a shareholder with respect to the shares covered by an Award.

Sec. 7.  STOCK CERTIFICATES
     The Company shall not be required to issue or deliver, or cause to be issued or delivered, any certificate of stock pursuant to this Agreement, prior to fulfillment of all of the following conditions:
          (a) the admission of such shares to listing on any over-the-counter markets and stock exchanges on which the Company's stock is then traded or listed;
          (b) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company's Board of Directors (or committee thereof, as applicable) in its sole discretion deems necessary or advisable;
          (c) the obtaining of any approval or other clearance from any federal or state governmental agency which the Company's Board of Directors (or committee thereof, as applicable) shall in its sole discretion determine to be necessary or advisable; and
          (d) the lapse of such reasonable period of time following the vesting of the Award set forth in this Agreement (or portion thereof) as the Company's Board of Directors (or committee thereof, as applicable) from time to time may establish for reasons of administrative convenience.
Sec. 8.  ENFORCEMENT
     This Agreement shall be construed, administered and enforced in accordance with and subject to the terms of the Company's

Incentive Stock Award Plan and the laws of the State of South Carolina.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                              DELTA WOODSIDE INDUSTRIES, INC.



                              By:
                                 Title:




                              PARTICIPANT

                                                               Exhibit 99.4
                         DELTA WOODSIDE INDUSTRIES, INC.
                           INCENTIVE STOCK AWARD PLAN
                                 1995 AMENDMENT


     Effective as of the 1995 Annual Meeting of the Shareholders of Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), the Company's Incentive Stock Award Plan (the "Plan") is amended as follows:

     1. Section 4.1 of the Plan is amended by substituting "800,000" for "300,000" where that number appears in that Section.

     2. In all other respects the Plan shall remain in full force and effect.

     3. This amendment shall be effective if it is approved by the requisite shareholder vote at the 1995 Annual Meeting of Shareholders of the Company.

     Effective as of November 9, 1995.

                                                                Exhibit 99.5
                         DELTA WOODSIDE INDUSTRIES, INC.
                           INCENTIVE STOCK AWARD PLAN
                                 1997 AMENDMENT


     Effective as of the 1997 Annual Meeting of the Shareholders of Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), the Company's Incentive Stock Award Plan, as heretofore amended (the "Plan"), is amended as follows:

     1. Section 4.1 (NUMBER OF SHARES) of the Plan is amended by substituting "1,100,000" for "800,000" where that number appears in that Section.

     2. The following portion of Section 2.1 (ELIGIBILITY) of the Plan is deleted:

     "provided, however, that any person who beneficially owns 5% or more of the Company's outstanding common stock shall not be eligible to participate in the Plan".

     3. In all other respects the Plan shall remain in full force and effect.

     4. Sections 1, 3 and 4 of this amendment shall be effective if the amendment set forth in Section 1 is approved by the requisite shareholder vote at the 1997 Annual Meeting of Shareholders of the Company. Sections 2, 3 and 4 of this amendment shall be effective if the amendment set forth in Section 2 is approved by the requisite shareholder vote at the 1997 Annual Meeting of Shareholders of the Company. This entire 1997 Amendment shall be effective if the amendments set forth in Sections 1 and 2 are approved by the requisite shareholder vote at the 1997 Annual Meeting of Shareholders of the Company.

     Effective as of November 6, 1997.

                                                             Exhibit 99.6
                         DELTA WOODSIDE INDUSTRIES, INC.

                                STOCK OPTION PLAN




                                 Effective As Of

                                  July 1, 1990

(Concept of Plan approved by Board of Directors on May 3, 1990; Plan adopted by Board of Directors on August 23, 1990)

                         DELTA WOODSIDE INDUSTRIES, INC.

                                STOCK OPTION PLAN



      1.  PURPOSE

     The purpose of this Plan is to promote the growth and profitability of Delta Woodside Industries, Inc. (the "Company") and its subsidiaries from time to time (the "Subsidiaries") by increasing the personal participation of key and middle level executives in the continued growth and financial success of the Company and the Subsidiaries, by enabling the Company and the Subsidiaries to attract and retain key and middle level executives of outstanding competence and by providing such key and middle level executives with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of the common stock of the Company.
      2.  ADMINISTRATION
     The Plan shall be administered by the Company's Board of Directors (the "Board"); provided, however, that, if the Board includes members who are not "disinterested persons" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any applicable successor rule or regulation ("Rule 16b-3")), then all authority of the Board under the Plan shall be exercised by a committee of the Board (the "Committee") composed solely of all individuals thereof who are "disinterested persons" (as so defined). The Board (or Committee, as applicable) shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of key and middle level executives eligible to participate in the Plan the key and middle level executives to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to and the term of each Option granted to each of such key or middle level executives;
(iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted; (vi) make special grants of Options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of Options in installments or subject to specified conditions; (viii) determine the method of exercise of Options granted under the Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.
     Any action which the Board (or Committee, as applicable) is authorized to take may be taken without a meeting if all the members of the Board (or Committee, as applicable) sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Company or by resolution of the Board (or Committee, as applicable).
     The Board (or Committee, as applicable) may designate selected Board members or certain employees of the Company to assist the Board (or Committee, as applicable) in the administration of the Plan and may grant authority to such persons to execute documents including Options on behalf of the Board (or Committee, as applicable); subject in each such case to the requirements of Rule 16b-3.
     No member of the Board (or Committee, as applicable) shall be liable for any action taken or determination made in good faith.
      3.  ELIGIBILITY AND FACTORS TO BE CONSIDERED IN GRANTING
OPTIONS
     Participation in this Plan shall be determined by the Board (or Committee, as applicable) and shall be limited to those key and middle level executives, who may or may not be officers or members of the Board, of the Company or the Subsidiaries who have the greatest impact on the Company's long-term performance. In making any determination as to the key and middle level executives to whom Options shall be granted and as to the number of shares to be subject thereto, the Board (or Committee, as applicable) shall take into account, in each case, the level and responsibility of the key or middle level executive's position, the level of the key or middle level executive's performance, the key or middle level executive's level of compensation, the assessed potential of the key or middle level executive and such other factors as the Board (or Committee, as applicable), shall deem relevant to the accomplishment of the purposes of the Plan.

     Directors of the Company or any Subsidiary who are not also key or middle level executives are not eligible to participate in this Plan. Options may be granted under this Plan only for a reason connected with a key or middle level executive's employment. Persons who beneficially own stock representing five percent (5%) or more of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (as determined under Section 425(d), (e) and (f) of the Internal Revenue Code (the "Code")) are not eligible to participate in this Plan.
      4.  STOCK SUBJECT TO PLAN
     The stock to be offered under this Plan, upon exercise of Options, may be authorized but unissued common shares, shares previously issued and thereafter acquired by the Company, or any combination thereof. An aggregate of 300,000 shares are reserved for the grant under this Plan of Options, any or all of which, at the Board's (or Committee's, as applicable) discretion, may be intended to qualify as incentive stock options under Section 422A of the Code. This number of shares may be adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by Section 14 of the Plan and occurring after the adoption of this Plan. The Board (or Committee, as applicable) will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

     If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.
      5.  ALLOTMENT OF SHARES
     The Board (or Committee, as applicable) may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants, on or after the effective date hereof, Options to purchase shares of the Company's common stock. Options granted under this Plan may, at the discretion of the Board (or Committee, as applicable), be: (i) Options which are intended to qualify as incentive stock options under Section 422A of the Code; (ii) Options which are not intended so to qualify under Section 422A of the Code; or (iii) both of the foregoing if granted separately, not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not.
     Options may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Board (or Committee, as applicable), in its sole discretion, may from time to time determine.
     In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options' respective grants) of the shares with respect to which such Options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422A(b)(7) of the Code) shall not exceed $100,000.
     Options not intended to qualify as incentive stock options under Section 422A of the Code may be granted to any Plan participant without regard to the
Section 422A limitation.
      6.  OPTION PRICE
     The price per share at which each Option granted under the Plan may be exercised shall be such price as shall be determined by the Board (or Committee, as applicable) at the time of grant based on such criteria as may be adopted by the Board (or Committee, as applicable) in good faith; provided, however, in the case of an Option intended to qualify as an incentive stock option under Section 422A of the Code, the price per share shall not be less than one hundred percent (100%) of the fair market value of the stock at the time such Option is granted.
      7.  TERM OF OPTION
     The term of each Option granted under the Plan shall be established by the Board (or Committee, as applicable), but shall not exceed ten (10) years from the date of the grant.
      8.  TIME OF GRANTING OPTIONS
     The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board (or Committee, as applicable) makes the determination of granting such Option. Notice of the determination shall be given to each key or middle level executive to whom an Option is so granted, within a reasonable time after the date of such grant.

      9.  NON-TRANSFERABILITY
     An Option granted to a participant under this Plan shall not be transferable by him or her except by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her.
     10.  EXERCISE OF OPTIONS
     Subject to the provisions of this Plan an Option may be exerciseable at such time or times after the date of grant thereof and upon such conditions as may be determined by the Board (or Committee, as applicable) at the time of grant.
     Any Option granted hereunder may be exercisable according to such schedule as may be determined by the Board (or Committee, as applicable).
     In case the employment with the Company or Subsidiary of any participant to whom an Option shall have been granted shall be terminated for any reason other than his or her death or permanent and total disability within the meaning of
Section 22(e)(3) of the Code (or any successor provision), such Option may be exercised by him or her during a period not exceeding three months after the date of such termination (but no later than the end of the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time he or she ceased to be an employee.
     If a participant to whom an Option shall have been granted shall die while in the employ of the Company or Subsidiary or within a period of three months after the termination of his or her employment with the Company or Subsidiary or if a participant to whom an Option shall have been granted shall have terminated his or her employment with the Company or Subsidiary by reason of having become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision), such Option may be exercised by him or her or his or her personal representative during a period not exceeding one year after the date of termination of his or her employment (but no later than the end of the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died or became permanently and totally disabled.
     In no event may an Option be exercised after the expiration of its fixed term.
     11.  METHOD OF EXERCISE
     Each Option granted under this Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Company, (b) shall tender to the Company payment in full in cash (or, if the Board (or Committee, as applicable) so determines at the time of grant, in shares of the Company's common stock) of the exercise price for the shares for which the Option is exercised, (c) shall tender to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise and (d) shall comply with such other reasonable requirements as the Board (or Committee, as applicable) may establish.
     No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate or certificates for the shares has been delivered.
     An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.
     12. CANCELLATION AND REPLACEMENT OF OPTIONS The Board (or Committee, as applicable) may at any time or from time to time permit the voluntary surrender by the holder of any outstanding Option under this Plan where such surrender is conditioned upon the granting to such holder of new Option(s) for such number of shares as the Board (or Committee, as applicable) shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Option(s) to such holder.
     The Board (or Committee, as applicable) shall determine the terms and conditions of new Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Options surrendered. Any such new Option(s) shall be subject to all the relevant provisions of this Plan.
     The shares subject to any Option(s) so surrendered shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.
     The granting of new Option(s) in connection with the surrender of outstanding Option(s) under this Plan shall be considered for the purposes of the Plan as the grant of new Option(s) and not an alteration, amendment or modification of the Plan or of the Option(s) being surrendered.
     13.  TERMINATION OF OPTIONS
     An Option granted under this Plan shall be considered terminated in whole or in part to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option or portion thereof, which terminates, shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.
     14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION In the event of a stock dividend, recapitalization, merger, reorganization, consolidation, stock split-up, stock consolidation or any other change in the characteristics of the shares of Common Stock, the shares available for purposes of this Plan or subject to Options outstanding hereunder shall be correspondingly increased, diminished or changed, so that by exercise of any outstanding Option the participant shall receive, without change in aggregate purchase price, securities, as so increased, diminished or changed, comparable to the securities he or she would have received if he or she had exercised his or her Option prior to such event and had continued to hold the Common Stock so purchased until affected by such event; provided with respect to incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate option price of such shares.
     Adjustments under this Section shall be made by the Board (or Committee, as applicable), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
     15.  COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION AND
OTHER REQUIREMENTS
     No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the Common Stock of the Company may, at the time, be listed.
     In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board (or Committee, as applicable) may require reasonable evidence as to the ownership of the Option and may require such consent and releases of taxing authorities as it may deem advisable.
     16.  NO RIGHT TO EMPLOYMENT
     Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under this Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company or Subsidiary might have done if this Plan had not been adopted.
     17.  AMENDMENT AND TERMINATION
     The Board (or Committee, as applicable) may at any time suspend, amend or terminate this Plan. The Board (or Committee, as applicable) may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.
     In addition to Board (or Committee, as applicable) approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase merely reflecting a change in capitalization such as a stock, dividend or stock split); (iii) change the class of employees eligible to receive options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment shall be approved by the holders of a majority of the Company's outstanding capital stock, voting either in person or by proxy, and entitled to vote, at a meeting duly held of the stockholders of the Company.
     18.  USE OF PROCEEDS
     The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.
     19. INDEMNIFICATION OF BOARD (OR COMMITTEE, AS APPLICABLE) In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board (or Committee, as applicable) shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member (or Committee member, as applicable) shall in writing offer the Company the opportunity, at is own expense, to handle and defend the same.
     20.  EFFECTIVE DATE OF THE PLAN
     This Plan shall be effective on July 1, 1990; subject, however, to the condition subsequent of approval by the requisite shareholder vote at the next ensuing annual meeting of shareholders of the Company.
     21.  DURATION OF THE PLAN
     Unless previously terminated by the Board (or Committee, as applicable), this Plan shall terminate at the close of business on May 2, 2000, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted under the Plan.

                                                                  Exhibit 99.7
                         DELTA WOODSIDE INDUSTRIES, INC.

                        RESOLUTIONS OF BOARD OF DIRECTORS
                           AMENDING STOCK OPTION PLAN


     The Board of Directors, acting without E. Erwin Maddrey, II and Bettis C. Rainsford who have abstained (the "Board"), of Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), adopts the following resolutions:

     WHEREAS, the best interests of the Company would be served by amending the Company's Stock Option Plan (the "Plan") to provide the Company with more flexibility to determine the effects on any option granted under the Plan of the termination of the relevant participant's employment with the Company or any of its subsidiaries;

     NOW, THEREFORE, BE IT RESOLVED as follows:

     1. The third paragraph of section 10 of the Plan is deleted and the following shall become the third paragraph of section 10 of the Plan:

     "At the time of grant of each Option, the Board (or Committee, as applicable) shall determine, and the written Option agreement or letter shall set forth, the effect on the Option of the termination of the participant's employment with the Company or any of its subsidiaries for any reason other than death or permanent and total disability within the meaning of Section 22(e)(3) of the Code (or any successor provision). In the discretion of the Board (or Committee, as applicable), such effect may include immediate termination of the Option or termination of the Option after expiration of a period of time (which may not exceed three months or the fixed term of the Option) after such termination of employment. In no event shall the holder be able to exercise an Option for more shares than the number of shares for which the Option could have been exercised at the time the participant ceases to be an employee."

     2. The following paranthetical shall be added following the word, "or", at the end of the second line of the fourth paragraph of section 10 of the Plan:
"(if the Board, or Committee, as applicable, so determines at the time of the grant)".

     Adopted this 7th day of February, 1991.

                                                              Exhibit 99.8
                                 AMENDMENT NO. 1
                       TO DELTA WOODSIDE INDUSTRIES, INC.
                                STOCK OPTION PLAN



     The Board of Directors (the "Board") of Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), with E. Erwin Maddrey, II abstaining, amends the Delta Woodside Industries, Inc. Stock Option Plan (the "Plan") as follows:

          1. The term "422A(b)(7)" appearing in the third paragraph of Section 5 of the Plan is deleted and replaced with the term "422A(d)", effective as of the commencement date of the Plan.

          2. All references in the Plan to Section 422A of the Internal Revenue Code are amended to be references to Section 422 of the Internal Revenue Code, effective as of November 5, 1990.

          3. The following sentence is added to Section 6 of the Plan: "In no event shall the exercise price per share of an Option be less than 50 percent of the fair market value per share of the Company's shares of common stock on the date the Option is granted".

     In all other aspects the Plan shall remain unchanged.

     Adopted on August 22, 1991.


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                                                                 Exhibit 99.9
                         DELTA WOODSIDE INDUSTRIES, INC.
                                STOCK OPTION PLAN
                                 1995 AMENDMENT


     Effective as of the 1995 Annual Meeting of the Shareholders of Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), the Company's Stock Option Plan, as heretofore amended (the "Plan"), is amended as follows:

     1. Section 4 of the Plan is amended by substituting "600,000" for "300,000" where that number appears in that Section.

     2. In all other respects the Plan shall remain in full force and effect.

     3. This amendment shall be effective if it is approved by the requisite shareholder vote at the 1995 Annual Meeting of Shareholders of the Company.

     Effective as of November 9, 1995.

                                                              Exhibit 99.10
                         DELTA WOODSIDE INDUSTRIES, INC.
                                STOCK OPTION PLAN
                                 1997 AMENDMENT


     Effective as of the 1997 Annual Meeting of the Shareholders of Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), the Company's Stock Option Plan, as heretofore amended (the "Plan"), is amended as follows:

     1. Section 4 (STOCK SUBJECT TO PLAN) of the Plan is amended by substituting "800,000" for "600,000" where that number appears in that Section.

     2. In all other respects the Plan shall remain in full force and effect.

     3. This 1997 Amendment shall be effective if the amendment set forth in
Section 1 is approved by the requisite shareholder vote at the 1997 Annual Meeting of Shareholders of the Company.

     Effective as of November 6, 1997.

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